EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in this Registration Statement on Form SB-2 of Electronic Game Card, Inc. for the registration of 5,111,543 shares of its common stock and to the incorporation herein of our report dated March 31, 2007, with respect to the financial statements of Electronic Game Card, Inc., and to the reference to our firm under the caption "Experts" in the Prospectus.


MENDOZA BERGER & COMPANY LLP

/s/ Mendoza Berger & Company LLP
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Irvine, California
January 22, 2008